UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December  23, 2024

INTERNET SCIENCES, INC.

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

1330 Avenue of the Americas, 23rd Floor

New York, New York 10019

212-823-6272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of directors.

On December 19, 2024, the shareholders of the company elected the following directors:

A.

Lynda Chervil: Lynda Chervil is Chairman, President and CEO of Internet Sciences Inc. (ISI), providing overall strategic direction for the company. Having led and managed a $1.1 billion business unit for 5 years at a fortune 50 company, Wells Fargo Bank (NYSE: WFC) and having held other business management roles, Ms. Chervil brings a demonstrated track record in leadership, sales management, customer experience, direct and matrix management structures, and execution of enterprise-wide initiatives.

Ms. Chervil is a Chartered Fellow at both the Institute of Consulting (IC) and Chartered Management Institute (CMI) in the U.K.

Ms. Chervil holds an M.S. in Integrated Marketing Communications from New York University and a B.S. from New York Institute of Technology.

B.

Mark T. Maybury: Dr. Maybury is Vice President, Commercialization, Engineering & Technology for Lockheed Martin. He is Science, Technology and Innovation Committee Chair and Acting Board Secretary on the Board of ISI and Advisor to the boards of READY Robotics, Halo.Energy, and Flora Surfaces. Previously, Dr. Maybury was the first Chief Technology Officer of Stanley Black & Decker, Chief Scientist of the US Air Force, Vice President and Chief Technology Officer and Chief Security Officer at MITRE Corporation. He served on the Defense Science Board, Executive Committee of the Air Force Scientific Advisory Board, the Homeland Security Science and Technology Advisory Committee, and the boards of the Connecticut Science Center and Mark Twain House and Museum. Dr. Maybury is an IEEE and AAAI Fellow and author/editor of 10 books. He was awarded a BA from College of the Holy Cross, MBA from RPI and MPhil and PhD from University of Cambridge, England.

C.

Mark Deutsch: Mark Deutsch is a senior private equity professional with over 30 years of experience successfully investing in private companies across a wide range of industries. He is the Founder and President of Deutsch Capital LLC, a private equity investment firm.

In prior roles, Mark was a senior partner at Verus Investment Partners and a founding partner at Hudson Ferry Capital. Both firms focused on the lower middle market and targeted investments in a wide range of sectors including industrial and manufacturing, building products, business services, and high margin distribution. He also led new business development efforts at both of these firms and, at Hudson Ferry, he raised the majority of the firms private capital. Mark was previously managing partner of Kenner & Company, Inc., a leading middle-market private equity firm with a principal focus on the building products industry. Previously, he was a Vice President at BT Securities Corporation, a wholly-owned subsidiary of Bankers Trust (now Deutsche Bank). Mark began his career as a certified public accountant with KPMG.

Mark currently serves on the Board of Directors of Skyline Windows and MeTEOR Education, and the Strategic Advisory Board of Curemark LLC. He served on the Board of Directors of Behr Process Corporation, Therma-Tru Corporation, Champion Windows, Pace Industries, Atrium Windows, Contrax Furnishings, BSI Holdings, TruStiles Doors, Aneco Electrical Construction, Sequentia Incorporated, and Listman Home Technologies. Mark received an MBA from Harvard Business School and a BS, summa cum laude, in accounting from Binghamton University.

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D.

Michael Kahn: Michael Kahn is currently the CFO of technology startup Let's Roar Inc. He has spent over fifteen years in the investment and merchant banking industry and retains a strong understanding of, and experience in, corporate finance, capital markets, mergers and acquisition advisory, and alternative investments across several industries, including high technology and real estate.

He has held the role of CFO with private and public companies, including eQube Gaming Ltd., Lifestyle Global Brands, RentMoola (now Letus), and Simgo Ltd. He currently sits on the board of directors at Commonwealth Capital Limited and has sat on the Board of Lifestyle Global Brands. He also sits on the board of non-profit, Toronto Rugby.

Michael completed his B.A. in Commerce at McGill University (Montreal, Quebec) and his M.B.A. at the Ivey Business School at the University of Western Ontario (London, Ontario).

E.

Kenneth D Sanders: Kenneth Sanders currently serves as Chairman of the Board of DIRTT (NASDAQ: DRTT, TSX: DRT), a leader in industrialized construction with headquarters in Calgary, Canada. He also serves on two private boards: NELSON, an award-winning architecture, interior design, and brand strategy firm headquartered in Minneapolis, Minnesota; and Clarus, a leading designer and manufacturer of writable glass boards, headquartered in Ft. Worth, Texas.

Since 2019, Mr. Sanders has been a Managing Principal at Design Intelligence where he provides strategic consulting services on digital innovation, operational excellence, and leadership development. Between January 2002 and December 2018, Mr. Sanders was Chief Officer, Managing Principal, and Board Members at Gensler, the world’s largest architecture firm and co-led the team responsible for Gensler’s global operations, including finance, legal, talent design technology, research and business development. From 1993 to 2002, he was a Partner of ZGF Architects LLP. He holds a B.A. in Architecture from the University of California, Berkeley. Mr. Sanders has agreed to serve on our Board until February 28, 2025.

F.

Dr. Lisa Johnson- Pratt: Dr. Lisa Johnson-Pratt is the founder and President of Ananias Ventures where she provides strategic advisory services to the biotechnology healthcare sector. Her focus is on advising C-Suite executives in the Cell and Gene Therapy arena. She currently serves on the board of directors for biopharmaceutical companies TRACON Pharmaceuticals and Assembly Bio, as well as for Young People in Recovery, a national non- profit that supports young people to thrive after recovering from substance abuse. Prior to her advisory roles, Dr. Johnson-Pratt served as Senior Vice President, New Product Commercial Strategy at Ionis Pharmaceuticals. She joined Ionis following its acquisition of Akcea Therapeutics where she served as Senior Vice President, New Product Strategy and was responsible for the commercialization strategy for three late-stage rare disease programs.

Dr. Johnson-Pratt spent several years at GlaxoSmithKline (GSK) as Head of Early Pipeline Commercial Strategy and Head of Global Commercial Pharma Center of Excellence leading oncology early commercial strategy. Earlier in her career, Dr. Johnson-Pratt also served in leadership roles at GlaxoWellcome; Stiefel, a GSK company; and Merck & Co. Inc. Ms. Johnson-Pratt has agreed to serve on our Board until February 28, 2025.

Education:
BS/ MD: Howard University
Residency/ Fellowship: Internal Medicine, Howard University
Diploma of Pharmaceutical Medicine, Royal College of Physicians

G.

Demetrius Hutcherson: Dimitrius Hutcherson is an accomplished executive, currently serving as President at First Independence Bank. He excels in finance, operations, and technology, nurturing companies from inception to success. His expertise spans CDFIs, MDIs, and economic development. He has 20+ years on nonprofit boards and in public/private sectors. Adept at uniting teams toward shared objectives, he's a trusted advisor to diverse entities. Dimitrius earned a BA in Finance from Morehouse College and a MBA from Harvard Business School.

H.

Debra Bigman is elected as of March 1, 2025. Debra Bigman brings over 36 years of expertise in the financial markets building businesses and creating transformational solutions for companies across sectors. She has deep technical knowledge in financial reporting and enterprise risk management. Ms. Bigman has helped businesses with strategic planning and digital service offerings which support Internet Sciences Inc.'s efforts to deliver innovative solutions. She held a number of executive roles at PricewaterhouseCoopers LLP in the Financial Markets practice as a co-founder and as a Partner for 20 years. She had responsibility for a national P&L and oversaw operations in 9 locations. Through her career, she has led and supported initiatives to cultivate talent and develop leaders, reflected in her role as Global Chair of the 100 Women in Finance mentorship program, empowering women to advance in their careers. Through Auxilium Platforms LLC, Ms. Bigman is an executive advisor on business strategy, access to capital, risk management, financial reporting and talent for family-owned businesses, private companies and global organizations. She is an advocate for technology to drive growth, productivity and user experience. Ms. Bigman serves on the board of Pajama Program, a nonprofit organization promoting equitable access to healthy sleep for children facing adversity. She earned a Certificate in Corporate Governance, Effectiveness & Accountability in the Boardroom through Northwestern University’s Kellogg Executive Education Program. Ms. Bigman is a CPA and holds an MBA in Finance (97) from Fordham University. Debra Bigman’s term is to start on March on March 1, 2025.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2024, at the Internet Sciences, Inc. (the "Company") 2024 Annual Meeting of Stockholders (the "Annual Meeting"), stockholders were asked to approve the Annual Compensation for the named Board members as disclosed in the Company’s definitive proxy statement. For the year ending 2024, each Board member has been granted 15,000 shares of Class A Common Stock at the cost basis of $0.25 per share as compensation for services rendered. This proposal was put forth to recognize the significant contributions of our Board members to the Company's strategic direction, oversight, and overall success.

On December 19, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on December 19, 2024, the record date for the Annual Meeting, 22,650,200 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 2, 2025. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

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PROPOSAL 1: Election of Directors. The election of eight directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees	For	Against/Withhold Authority	Abstain/BNV
Lynda Chervil	14,128,900	6,000	0
Mark T. Maybury	14,134,900		0
Mark L Deutsch	14,134,900		0
Michael Kahn	14,134,900		0
Kenneth D Sanders	14,134,900		0
Dr. Lisa Johnson- Pratt	14,134,900		0
Dimitrius Hutcherson	14,134,900		0
David Beck	14,134,900		0

PROPOSAL 2: Management Proposal on Director Compensation. The Management’s proposal on Director compensation for 2025 was approved.

For	Against/Withhold Authority	Abstain/BNV
14,134,900	10,000	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: December 23, 2024	By:	/s/ Lynda Chervil
Lynda Chervil,
CEO

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